UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

VULCAN INFRASTRUCTURE AND POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40808	86-1746728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1159 Pittsford-Victor Road, Suite 240 Pittsford, New York	14534
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 536-2359

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001	VIP	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Closing of the PIPE Transaction

As previously disclosed in the Current Report on Form 8-K of Vulcan Infrastructure and Power Inc. (formerly Greenidge Generation Holdings Inc.) (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2026 (the “PIPE Announcement 8-K”), on July 19, 2026, the Company entered into the following subscription agreements (collectively, the “Subscription Agreements”) in connection with a private investment in public equity financing transaction (the “PIPE Transaction”):

(i)	the Subscription Agreement, dated as of July 19, 2026 (the “MIG Subscription Agreement”), between the Company and MIG REF II INFR, LLC (“MIG”), an affiliate of Machine Investment Group, LP;

(ii)	the Subscription Agreement, dated as of July 19, 2026 (the “Atlas Subscription Agreement”), between the Company and Atlas GREE Investment Holdco LLC (together with its permitted assigns, “Atlas”);

(iii)	the Subscription Agreement, dated as of July 19, 2026 (the “Conversant Subscription Agreement”), between the Company and Conversant PIF Aggregator A LP (together with its permitted assigns, “Conversant”); and

(iv)	the Subscription Agreement, dated as of July 19, 2026 (the “Other Subscription Agreement”), between the Company and certain other investors, including the Company’s Chief Executive Officer, Chief Financial Officer and President and a member of the board of directors (the “Board”) of the Company (collectively, the “Other Investors”).

On September 10, 2026, the PIPE Transaction closed (the “Closing”), and the Company issued and sold the following securities:

(i)	to MIG, (a) 2,923,976 shares of the Company’s Class A common stock (the “MIG Shares”), (b) a senior secured convertible promissory note in the principal amount of $10,000,000 (the “MIG Convertible Note”), which is convertible into shares of the Company’s Class A common stock on the terms set forth therein (the “MIG Conversion Shares”), and (c) a three-year warrant (the “MIG Warrant”) to purchase 1,754,386 shares of the Company’s Class A common stock (the “MIG Warrant Shares”) at an exercise price of $1.71 per share, subject to adjustment as provided therein, for an aggregate purchase price of $15,000,000;

(ii)	to Atlas, 2,923,976 shares of the Company’s Class A common stock (the “Atlas Shares”) for an aggregate purchase price of approximately $5,000,000;

(iii)	to Conversant, 3,479,532 shares of the Company’s Class A common stock (the “Conversant Shares”) for an aggregate purchase price of approximately $5,950,000; and

(iv)	to the Other Investors, an aggregate of 7,818,706 shares of the Company’s Class A common stock (the “Other Investor Shares” and, collectively with the MIG Shares, the Atlas Shares and the Conversant Shares, the “PIPE Shares”) for an aggregate purchase price of approximately $13,370,000.

The PIPE Shares were sold at a purchase price of $1.71 per share. The Company intends to use the net proceeds from the PIPE Transaction to redeem the remaining approximately $33.1 million in aggregate principal amount of the Company’s outstanding 8.50% senior notes due October 2026 (the “Senior Notes”), with any remaining net proceeds to be used for general corporate purposes, including to fund the predevelopment of the Company’s operations located in Dresden, New York, and Columbus, Mississippi.

As of September 10, 2026, after giving effect to (i) the voluntary conversion of 2,680,031 shares of the Company’s Class B common stock into an equal number of shares of Class A common stock by affiliates of Atlas prior to the Closing and (ii) the issuance of the PIPE Shares at the Closing, there were 35,547,753 shares of the Company’s Class A common stock issued and outstanding.

Investor Rights Agreements

In connection with the Closing, the Company entered into an investor rights agreement with each of MIG and Atlas (the “MIG Investor Rights Agreement” and the “Atlas Investor Rights Agreement,” respectively, and, together, the “Investor Rights Agreements”). Pursuant to the Investor Rights Agreements, and subject to the terms and conditions set forth therein, MIG and Atlas received, among other things, (i) board representation rights, (ii) a non-voting board observer right, (iii) a right of first offer with respect to certain future equity and equity-linked financings, (iv) certain sponsor incentive arrangements, and (v) registration rights with respect to the MIG Shares, the MIG Conversion Shares, the MIG Warrant Shares, the Atlas Shares and any shares of the Company’s Class A common stock issued pursuant to any sponsor incentive arrangements (the “Sponsor Incentive Shares”). The rights provided under the Investor Rights Agreements were previously described in the PIPE Announcement 8-K and the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on August 17, 2026.

As described in greater detail under Item 5.02 of this Current Report on Form 8-K, in connection with the Closing, the Board was reconstituted so that it consists of 10 directors, in accordance with the terms of the Investor Rights Agreements. The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

The MIG Convertible Note

On September 10, 2026, in connection with the Closing, the Company issued to MIG the MIG Convertible Note.

Interest and Maturity

The MIG Convertible Note accrues interest on its accreted principal amount, as increased from time to time by any capitalized payment-in-kind (“PIK”) interest, at a rate of 10.0% per annum, commencing on September 10, 2026. Interest accrues and is paid in kind monthly by being added to the accreted principal amount of the MIG Convertible Note rather than paid in cash, with such increased principal amount thereafter accruing additional interest on a compounded basis. The accreted principal amount of the MIG Convertible Note, together with any accrued and unpaid interest thereon, becomes due and payable on September 10, 2029 (the third anniversary of the issuance date) (the “Maturity Date”) or upon any earlier redemption (including any special mandatory redemption), acceleration or repurchase in accordance with the terms of the MIG Convertible Note. Upon the occurrence and continuation of an event of default, the interest rate automatically increases to 15.0% per annum.

Conversion

MIG has the right, in its sole discretion, to convert all or any portion of the accreted principal amount of the MIG Convertible Note, including any accrued and unpaid PIK interest thereon, into shares of the Company’s Class A common stock at a conversion price of $2.1375 per share, subject to adjustment as provided therein. The conversion right may be exercised at any time after the date on which the regulatory approvals required under the MIG Subscription Agreement (the “Regulatory Approvals”) are obtained.

Adjustments to Conversion Price and Conversion Shares

The MIG Convertible Note contains customary adjustment provisions designed to protect MIG against dilution of its conversion rights resulting from certain changes in the Company’s capital structure. The conversion price and the number of shares of Class A common stock issuable upon conversion of the MIG Convertible Note is subject to adjustment, without duplication, upon the occurrence of certain events, including stock splits, combinations or reclassifications of the Company’s Class A common stock, certain dividends or distributions payable in cash, equity securities or other property, certain rights offerings, tender offers or exchange offers, and certain mergers, consolidations, reorganizations or similar transactions. The adjustment provisions generally provide for a corresponding decrease in the conversion price and increase in the number of shares of Class A common stock issuable upon conversion to reflect the economic effect of such events. The MIG Convertible Note does not include any adjustment to the conversion price solely as a result of the issuance by the Company of shares of Class A common stock or securities convertible into, exercisable for or exchangeable for Class A common stock, except with respect to the adjustment events described above.

Forced Conversion

The MIG Convertible Note provides the Company with the right, at its option, to effect a mandatory conversion of all (but not less than all) of the accreted principal amount of the MIG Convertible Note, together with all accrued and unpaid interest thereon, into shares of the Company’s Class A common stock if certain conditions are satisfied. Beginning on the earlier of (i) March 10, 2028 (18 months following the issuance date) and (ii) the date on which the Company has raised more than $75 million in equity capital following September 10, 2026, the Company has the option to effect such forced conversion if the volume-weighted average price (“VWAP”) of its Class A common stock exceeds 215% of the then-applicable conversion price (as adjusted pursuant to the terms of the MIG Convertible Note) for at least 20 trading days during any 30 consecutive trading day period.

Prior to effecting a forced conversion, the Company is required to provide MIG with written notice at least 20 trading days prior to the proposed conversion date, including the applicable conversion price, the number of shares of the Company’s Class A common stock issuable upon conversion and information demonstrating satisfaction of the applicable VWAP threshold. During such notice period, MIG will retain the right to voluntarily convert all or any portion of the accreted principal amount of the MIG Convertible Note, together with accrued and unpaid interest thereon, into shares of Class A common stock, which would reduce the amount subject to the forced conversion.

The Company is not able to effect a forced conversion while an event of default is continuing, while certain fundamental change repurchase rights remain outstanding or prior to receipt of the Regulatory Approvals.

Fundamental Change Repurchase Right

The MIG Convertible Note provides MIG with the right to require the Company to repurchase all or a portion of the accreted principal amount of the MIG Convertible Note for cash upon the occurrence of certain fundamental change events. The repurchase price will equal 100% of the accreted principal amount of the MIG Convertible Note being repurchased, plus all accrued and unpaid interest thereon through the applicable payment date.

If such a fundamental change event occurs prior to September 10, 2028 (the second anniversary of the issuance date), the repurchase price will also include an additional make-whole amount equal to the present value of the interest payments that would otherwise have accrued on the portion of the MIG Convertible Note being repurchased through September 10, 2028, calculated in accordance with the terms of the MIG Convertible Note.

The Company is required to provide notice of any such fundamental change event, and MIG has the opportunity to elect whether to require repurchase of the MIG Convertible Note. MIG’s right to convert the MIG Convertible Note into shares of the Company’s Class A common stock will continue through the applicable conversion period set forth in the MIG Convertible Note.

Optional Prepayment; Change of Control Protection

The MIG Convertible Note provides that the Company may not voluntarily prepay the MIG Convertible Note during the two-year period following September 10, 2026, except in connection with certain change of control transactions. Following such period, the Company is able to prepay the MIG Convertible Note, in whole or in part, at a price equal to the accreted principal amount of the MIG Convertible Note, including any interest that will have been added to principal, plus accrued and unpaid interest through the date of prepayment, subject to MIG’s continuing conversion rights.

In the event of a change of control occurring during the two-year non-call period, the Company is able to prepay the MIG Convertible Note in lieu of MIG exercising its fundamental change repurchase right. In such event, the prepayment amount will equal the accreted principal amount of the MIG Convertible Note, including any accrued and unpaid interest added to principal, plus accrued and unpaid interest through the prepayment date and a make-whole amount representing the present value of scheduled interest payments that would otherwise accrue through September 10, 2028.

In addition, during the two-year non-call period, the Company is able to elect to cash collateralize the MIG Convertible Note by depositing cash or U.S. government obligations with a nationally recognized financial institution in an amount sufficient to satisfy the accreted principal amount of the MIG Convertible Note and remaining scheduled interest payments through the end of such period. Upon such cash collateralization, the Company will be deemed to have discharged its payment obligations under the MIG Convertible Note, while MIG’s conversion rights, change of control repurchase rights and the Company’s forced conversion rights will remain outstanding.

Special Mandatory Redemption

The MIG Convertible Note provides that, if the Regulatory Approvals are not obtained on or prior to March 31, 2027, the Company is required to redeem the MIG Convertible Note on March 31, 2027. The redemption price will equal 130% of the then-accreted principal amount of the MIG Convertible Note, including any accrued and unpaid interest that will have been added to principal, plus all accrued and unpaid interest thereon through, but excluding, the redemption date.

Security and Subsidiary Guaranty

As described under the section entitled “Security Agreement and Pledge and Security Agreement” below, the MIG Convertible Note is secured by a first-priority lien on the collateral pledged pursuant to the Security Agreement and the Pledge Agreement (each as defined below). In addition, pursuant to the MIG Convertible Note, the Company agreed to execute a deed of trust following the Closing creating a security interest in the Company’s powered land located in Columbus, Mississippi, as additional security for the Company’s obligations under the MIG Convertible Note.

The Company’s obligations under the MIG Convertible Note are guaranteed by the Company’s subsidiaries that own the assets pledged as collateral to secure such obligations.

Events of Default

The MIG Convertible Note contains customary events of default, including, among others, (i) the failure by the Company to pay principal, interest or other amounts due under the MIG Convertible Note when payable, (ii) the failure to satisfy conversion obligations, (iii) breaches of certain covenants or other obligations under the MIG Convertible Note or related transaction documents that remain uncured after applicable cure periods, (iv) certain bankruptcy, insolvency or similar events, (v) defaults under certain of the Company’s or its subsidiaries’ other indebtedness, (vi) material inaccuracies in representations and warranties under the security documents, (vii) the suspension or delisting of the Company’s Class A common stock from a national securities exchange, (viii) certain material judgments against the Company or its subsidiaries and (ix) the failure of the security documents to create or maintain valid and perfected liens on the collateral securing the MIG Convertible Note.

Negative Covenants

The MIG Convertible Note contains customary negative covenants that apply while any portion of the MIG Convertible Note remains outstanding. Without the prior written consent of MIG, the Company and its subsidiaries are restricted from, among other things, (i) incurring additional indebtedness other than permitted indebtedness, (ii) granting liens on the collateral securing the MIG Convertible Note other than permitted liens, (iii) issuing securities or indebtedness that are senior to, or have payment, distribution or liquidation preferences superior to, the MIG Convertible Note, (iv) transferring or disposing of collateral or ownership interests in subsidiaries that own collateral other than permitted dispositions and (v) materially changing the nature of their business.

In addition, until receipt of the Regulatory Approvals, the Company is prohibited, subject to certain exceptions, from issuing or agreeing to issue equity securities or equity-linked securities without MIG’s prior written consent. Until the Regulatory Approvals are obtained, the Company and its subsidiaries are also required to maintain minimum liquidity of at least $10.0 million, calculated based on unrestricted and unencumbered cash, cash equivalents and bitcoin.

Security Agreement and Pledge and Security Agreement

In connection with the Closing, the Company and certain of its wholly owned subsidiaries entered into a security agreement (the “Security Agreement”) in favor of MIG, pursuant to which the Company granted MIG a first-priority lien on all cryptocurrency mining equipment and related components owned by the Company and certain of its wholly owned subsidiaries, owned at the Closing or thereafter acquired, including as of the date hereof, approximately 6,258 miners located at the Company’s facilities in Dresden, New York, and Underwood, North Dakota, together with all proceeds, replacements, rents, profits and products thereof (excluding cryptocurrency mined by or on behalf of the Company and certain of its wholly owned subsidiaries), to secure the Company’s obligations under the MIG Convertible Note.

In addition, the Company executed and delivered a pledge and security agreement (the “Pledge Agreement”), pursuant to which the Company granted a security interest in the equity of the Company’s subsidiary that owns the Company’s powered land located in Columbus, Mississippi, as additional security for the Company’s obligations under the MIG Convertible Note.

The MIG Warrant

On September 10, 2026, in connection with the Closing, the Company issued to MIG the MIG Warrant.

Duration and Exercise Price; Exercisability

Subject to the beneficial ownership limitation set forth below, the MIG Warrant is exercisable immediately upon issuance at an exercise price of $1.71 per share, subject to adjustment as provided therein, and expires on September 10, 2029 (the third anniversary of the issuance date).

The MIG Warrant is exercisable, at the option of MIG, in whole or in part, by delivering the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s Class A common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless the Regulatory Approvals have been obtained, MIG may not exercise any portion of the MIG Warrant to the extent that, after giving effect to such exercise, MIG, together with its affiliates and certain related persons whose ownership is aggregated with MIG for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would beneficially own more than 9.99% of the shares of the Company’s Class A common stock outstanding immediately prior to the issue date of the MIG Warrant. The beneficial ownership limitation may be waived or adjusted only in accordance with the terms of the MIG Warrant.

Adjustments to Exercise Price and Warrant Shares

The MIG Warrant contains customary adjustment provisions that provide for adjustments to the exercise price and the number of MIG Warrant Shares in connection with certain corporate events, including stock dividends, stock splits, combinations, reclassifications and similar transactions involving the Company’s Class A common stock. In addition, MIG is entitled to participate, subject to applicable beneficial ownership limitations unless Regulatory Approvals have been obtained, in certain pro rata distributions, rights offerings and similar transactions made available to holders of the Company’s Class A common stock as if MIG had exercised the MIG Warrant immediately prior to the applicable record date.

Cashless Exercise

The MIG Warrant provides that, if at the time of exercise there is no effective registration statement registering the resale of the MIG Warrant Shares (or the prospectus included therein is not available for such resale), MIG may, subject to receipt of the Regulatory Approvals, exercise the MIG Warrant on a cashless basis. Upon a cashless exercise, MIG will receive a number of shares of the Company’s Class A common stock equal to the number of shares that would otherwise be issuable upon a cash exercise multiplied by the difference between the then-current market price of the Company’s Class A common stock and the applicable exercise price, divided by such then-current market price. The MIG Warrant contains customary provisions regarding the determination of the applicable market price and exercise price for purposes of a cashless exercise.

Rights as a Stockholder

Except as otherwise provided in the MIG Warrant or by virtue of MIG’s ownership of shares of the Company’s Class A common stock, MIG does not have the rights or privileges of a holder of the Company’s Class A common stock, including any voting rights, until MIG exercises the MIG Warrant. The MIG Warrant provides that MIG will have the right to participate in distributions or dividends paid on shares of the Company’s Class A common stock.

Fundamental Transactions

The MIG Warrant provides that, upon the occurrence of certain fundamental transactions, including mergers, consolidations, sales of substantially all of the Company’s assets, tender offers, recapitalizations, reclassifications or other business combinations resulting in a change of control or similar transaction, MIG is entitled to receive, upon exercise of the MIG Warrant, the kind and amount of securities, cash or other property that MIG would have received had MIG exercised the MIG Warrant immediately prior to such transaction. In addition, in connection with certain fundamental transactions, including all-cash transactions, Rule 13e-3 transactions or transactions involving a successor entity whose securities are not traded on a national securities exchange, MIG may elect to require the Company or its successor to purchase the outstanding portion of the MIG Warrant for cash at a value determined pursuant to the Black-Scholes option pricing model, subject to certain exceptions for transactions not within the Company’s control. The Company is also required to cause any successor entity in certain fundamental transactions to assume its obligations under the MIG Warrant.

Waivers and Amendments

The MIG Warrant may be modified or amended or the provisions of the MIG Warrant waived with the Company’s and MIG’s written consent.

The foregoing descriptions of the MIG Convertible Note, the MIG Warrant, the MIG Subscription Agreement, the Atlas Subscription Agreement, the Conversant Subscription Agreement, the Other Subscription Agreement, the MIG Investor Rights Agreement, the Atlas Investor Rights Agreement, the Security Agreement and the Pledge Agreement (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements or forms of such agreements, copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Transaction Documents contain customary representations, warranties and covenants made by the parties thereto solely for purposes of the applicable Transaction Document and as of specified dates. Such representations, warranties and covenants were made solely for the benefit of the parties to the applicable Transaction Document and may be subject to limitations agreed upon by such parties, including limitations with respect to scope, materiality, knowledge and other qualifications. Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances of the Company or any other party thereto. The Transaction Documents are incorporated herein by reference solely to provide investors with information regarding the terms of such agreements and not to provide investors with any other factual information regarding the Company, its business or the parties thereto. The Transaction Documents should be read in conjunction with the disclosures contained in the Company’s reports and other filings with the SEC.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the MIG Convertible Note is hereby incorporated by reference into this Item 2.03.

On September 10, 2026, in connection with the Closing, the Company issued to MIG the MIG Convertible Note in the principal amount of $10,000,000. The MIG Convertible Note is secured by a first-priority lien on all cryptocurrency mining equipment and related components owned by the Company and certain of its wholly owned subsidiaries, owned at the Closing or thereafter acquired, together with all proceeds, replacements, rents, profits and products thereof (excluding cryptocurrency mined by or on behalf of the Company and certain of its wholly owned subsidiaries), as well as the Pledge Agreement with respect to the Company’s powered land located in Columbus, Mississippi. The material terms of the MIG Convertible Note are described under Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

On September 10, 2026, in connection with the Closing, the Company issued and sold the PIPE Shares, the MIG Convertible Note and the MIG Warrant. The PIPE Shares, MIG Convertible Note and MIG Warrant (including the MIG Conversion Shares and MIG Warrant Shares) were offered and sold by the Company in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. Each of MIG, Atlas, Conversant and the Other Investors represented that they are “accredited investors” as defined in Rule 501(a) under the Securities Act.

The MIG Conversion Shares will be issued only upon conversion of the MIG Convertible Note in accordance with its terms, the MIG Warrant Shares will be issued only upon exercise of the MIG Warrant in accordance with its terms, and the Sponsor Incentive Shares will be issued only if and when earned and issued pursuant to the sponsor incentive arrangements under the applicable Investor Rights Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departing Directors

As previously disclosed in the PIPE Announcement 8-K, in connection with the Company’s entry into the Subscription Agreements, each of Timothy Lowe and Charles Zeynel notified the Company of his resignation as a member of the Board, each committee of the Board on which he served and the board of directors and committees thereof of each subsidiary of the Company, in each case effective upon the Closing.

On September 10, 2026, upon the Closing, the resignations of Messrs. Lowe and Zeynel became effective. Neither Mr. Lowe’s resignation nor Mr. Zeynel’s resignation resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Zeynel’s resignation, on September 9, 2026, the Compensation Committee of the Board (the “Compensation Committee”) approved the accelerated vesting in full, effective as of September 10, 2026, of the outstanding and unvested restricted stock units (“RSUs”) held by Mr. Zeynel that were granted to him on August 18, 2025. As a result of such approval, 45,662 RSUs held by Mr. Zeynel vested in full as of September 10, 2026, in accordance with the terms of the Company’s Fourth Amended and Restated 2021 Equity Incentive Plan (the “New Plan”) and the applicable award documentation.

Vice Chair Discontinuation

On September 9, 2026, based on the recommendation of the Compensation Committee, the Board discontinued the position of Vice Chair of the Board and the annual retainer payable in connection with such position.

Board Reconstitution

On September 10, 2026, in connection with the Closing and in accordance with the Investor Rights Agreements, the Board reconstituted itself to consist of 10 directors and elected Jacky Wu, who was nominated by Conversant, and Robert Foley and Allan Rothschild, each of whom was identified by MIG, to fill the vacancies created by the increase in the size of the Board and the resignations of Messrs. Lowe and Zeynel, each effective immediately. The appointments were made in accordance with the terms and conditions set forth in the Transaction Documents.

Effective September 10, 2026, in connection with the Closing, the Compensation Committee was reconstituted, and the Board appointed Allan Rothschild and George (Ted) Rogers, each of whom is an independent director, to serve as members of the Compensation Committee.

Effective September 10, 2026, in connection with the Closing, the Board appointed Robert Foley and Jacky Wu, each of whom is an independent director, to serve as members of the Audit Committee of the Board (the “Audit Committee”), joining Michael Neuscheler who continues to serve as the chair of the Audit Committee.

Robert Foley is an accomplished executive with four decades of experience in commercial real estate, capital markets, and credit and equity principal investing. He currently serves as a senior advisor to TPG Real Estate and as a member of its investment review committees. He previously was a partner of TPG Real Estate until his retirement in December 2025 and served as chief financial officer of TPG RE Finance Trust, Inc. (NYSE: TRTX) from 2015 to 2025, as well as chief risk officer from 2015 through June 2021, and as a managing director of TPG Special Situations Partners (now Sixth Street Partners) from 2013 to 2015. Prior to TPG, Mr. Foley was a co-founder, chief financial officer and chief operating officer of Gramercy Capital Corp., a publicly traded real estate investment trust. He also held previous leadership roles at Goldman Sachs & Co. and Bankers Trust Company (since merged with Deutsche Bank), and began his career at Touche Ross & Co. (now Deloitte LLP). Mr. Foley previously served as chair of the Commercial Real Estate Finance Council (CREFC), from 2024 to 2025, and currently serves on its board of governors. Mr. Foley earned his B.A. degrees in Economics and Political Science from Stanford University and his M.B.A. from The Wharton School of the University of Pennsylvania, and is a certified public accountant (inactive) in California.

Allan B. Rothschild is an experienced real estate executive and attorney with more than 30 years of experience in the real estate industry. He most recently served as general counsel and vice president of Allerand Capital, LLC, a real estate-focused private family office, from 2022 to 2025. Prior to that, Mr. Rothschild served as an independent consultant advising real estate entrepreneurs and private equity funds on real estate transactions. From 2007 to 2018, he held several senior positions with Gramercy Property Trust and its predecessor, Gramercy Capital Corp., a publicly traded real estate investment trust, including chief transaction officer, co-head of asset management and general counsel. He also held previous roles at Prism Venture Partners, GFI Management Corp., CB Richard Ellis, Presidio Capital Corp and Newkirk L.P./Odin Management Company, and began his career as an associate at Proskauer Rose Goetz & Mendelsohn, LLP. Mr. Rothschild earned his B.A. degree in Political Science from Emory University and his J.D. from the Benjamin N. Cardozo School of Law.

Jacky Wu brings over two decades of experience in finance, telecommunications and digital infrastructure. He has served as a director of Brightspeed, Inc. since May 2025 and served as its president from May 2025 to June 2026. Mr. Wu previously served as executive vice president, chief financial officer and treasurer of DigitalBridge (formerly Colony Capital), a global digital infrastructure investment firm from March 2020 to March 2024. Prior to that, he served as executive vice president and chief financial officer of Driven Brands, Inc. (Nasdaq: DRVN), where he led the company’s initial public offering process. Mr. Wu also held senior finance positions at Mavenir, Inc., American Tower Corporation and Verizon. Mr. Wu earned his B.S. degree in Economics and his M.B.A. from Tulane University, graduating summa cum laude.

Each of Messrs. Foley, Rothschild and Wu will receive standard compensation consistent with the Company’s non-employee director compensation program, including an annual retainer of $55,000 and an equity award valued at $65,000, vesting one year after the grant date, subject to the terms of their respective award agreement, and will enter into the Company’s standard indemnification agreement for non-employee directors.

There are no family relationships between any of Messrs. Foley, Rothschild or Wu and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between any of Messrs. Foley, Rothschild or Wu and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Fourth Amended and Restated 2021 Equity Incentive Plan

As previously disclosed in the PIPE Announcement 8-K, on July 13, 2026, the Board unanimously approved, subject to stockholder approval, the New Plan, which provides for an increase in the maximum aggregate number of shares of the Company’s Class A common stock authorized for issuance thereunder by 2,500,000 shares, from 2,583,111 shares to 5,083,111 shares (the “Authorized Share Increase”). On July 19, 2026, holders of a majority of the voting power of the Company’s outstanding capital stock entitled to vote at a meeting of stockholders as of July 17, 2026 approved by written consent, among other things, the Authorized Share Increase and the adoption of the New Plan. The New Plan became effective on September 7, 2026.

Item 8.01. Other Events.

On September 10, 2026, the Company issued a press release announcing the Closing, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

No Offer to Sell or Solicit

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

No Notice of Redemption

This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Company’s outstanding Senior Notes under the indenture and supplemental indenture governing the Senior Notes and does not create any obligation on the part of the Company to redeem any of the Senior Notes or to issue any notice of redemption. Any redemption of the Senior Notes, if effected, will be made only in accordance with, and subject to the terms and conditions of, the indenture and supplemental indenture governing the Senior Notes, including the applicable notice requirements and satisfaction of any conditions precedent to such redemption.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 attached hereto, includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect the Company’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this Current Report on Form 8-K include, among other things, statements regarding the Company’s AI/HPC transition, the Company’s 654 MW owned-site development pipeline, including expansion opportunities related thereto, and the use of proceeds from the PIPE Transaction, as well as the business plan, business strategy and operations of the Company in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the SEC. Consequently, all of the forward-looking statements made in this Current Report on Form 8-K are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this Current Report on Form 8-K. Undue reliance should not be placed on these forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of the Company could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, unless otherwise required by U.S. federal securities laws, the Company does not assume any duty to update or revise any forward-looking statements included in this Current Report on Form 8-K, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Secured Convertible PIK Note, dated September 10, 2026, issued by Vulcan Infrastructure and Power Inc. to MIG REF II INFR, LLC.
4.2	Class A Common Stock Purchase Warrant, dated September 10, 2026, issued by Vulcan Infrastructure and Power Inc. to MIG REF II INFR, LLC.
10.1*	Subscription Agreement, dated as of July 19, 2026, between MIG REF II INFR, LLC and Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 20, 2026).
10.2*	Subscription Agreement, dated as of July 19, 2026, between Atlas GREE Investment Holdco LLC and Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 20, 2026).
10.3*	Subscription Agreement, dated as of July 19, 2026, between Conversant PIF Aggregator A LP and Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 20, 2026).
10.4*	Form of Subscription Agreement, dated as of July 19, 2026, between the purchasers identified on Exhibit A thereto and Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on July 20, 2026).
10.5	Investor Rights Agreement, dated as of September 10, 2026 between MIG REF II INFR, LLC and Vulcan Infrastructure and Power Inc.
10.6	Investor Rights Agreement, dated as of September 10, 2026, between Atlas Capital Resources (A9) LP, Atlas Capital Resources (A9-Parallel) LP and Atlas Capital Resources (P) LP, and Vulcan Infrastructure and Power Inc.
10.7*	Security Agreement, dated as of September 10, 2026, among Vulcan Infrastructure and Power Inc., Greenidge Generation LLC and Greenidge North Dakota, LLC, and MIG REF II INFR, LLC.
10.8*	Pledge and Security Agreement, dated as of September 10, 2026, between Vulcan Infrastructure and Power Inc. and MIG REF II INFR, LLC.
99.1	Press Release, dated September 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) and Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN INFRASTRUCTURE AND POWER INC.

Dated: September 10, 2026	By:	/s/ Jordan Kovler
		Name:	Jordan Kovler
		Title:	Chief Executive Officer